Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2009, with respect to the financial statements and supplemental schedule of PLATO Learning, Inc. Savings and Retirement Plan on Form 11-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statement of PLATO Learning, Inc. Savings and Retirement Plan on Form S-8 (File No. 333-61721, effective August 18, 1998).

/s/Grant Thornton
Minneapolis, Minnesota
June 29, 2009